EXHIBIT 99.2

QUESTIONS AND ANSWERS BROCHURE
--------------------------------------------------------------------------------






                               [GRAPHIC OMITTED]













                      Answers to Frequently Asked Questions
                         About Our Stock Conversion and
                          Your Opportunity to Invest in

                       First Kansas Financial Corporation

                         the Proposed holding company of
                    First Kansas Federal Savings Association



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Questions and Answers Brochure
--------------------------------------------------------------------------------
Page 2














         You can be one of the initial stockholders of First Kansas Financial Corporation , the proposed holding company of First Kansas Federal Savings Association. First Kansas Financial Corporation is "going public" as part of First Kansas Federal Savings Association' conversion from a federally chartered mutual savings and loan association to a federally chartered stock savings bank to be known as First Kansas Federal Savings Bank. Now you have the opportunity to invest in First Kansas Federal Savings Association by purchasing stock in the initial offering of the First Kansas Financial Corporation. This brochure answers some of the most frequently asked questions about the conversion to stock ownership and about your opportunity to invest in First Kansas Financial Corporation



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Questions and Answers Brochure
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Page 3


ABOUT THE TRANSACTION
---------------------

1.       WHAT IS A CONVERSION?

         First Kansas Federal Savings Association is now a federally chartered mutual savings and loan association with directors being elected by our members. After the Conversion, we will be a stock savings bank owned by a holding company. The holding company, First Kansas Financial Corporation, will be owned by stockholders who will have voting rights with respect to certain key business matters. The holding company is offering shares of common stock to certain depositors, borrowers, tax-qualified employee plans, of First Kansas Federal Savings Association and depending upon market conditions and the availability of shares, may offer shares to selected persons in a public offering.

2.       WHAT IS First Kansas Financial Corporation AND WHY WAS IT FORMED?

         First Kansas Financial Corporation is a newly organized holding company created by First Kansas Federal Savings Association specifically to purchase 100% ownership in First Kansas Federal Savings Bank. The holding company currently has no stockholders, but is offering shares of its common stock to certain depositors, borrowers, tax-qualified employee plans of First Kansas Federal Savings Association and depending upon market conditions and the availability of shares, may offer shares to selected persons in a public offering. The additional capital provided through the offering of First Kansas Financial
         Corporation stock will support future banking activities and local expansion of the financial services currently offered through First Kansas Federal Savings Association.

3.       WHAT ARE THE BENEFITS AND RISKS OF CONVERSION?

         The Conversion and sale of stock will increase First Kansas Federal Savings Association's capital, enabling it to do many things, including possibly the following:

         - support expansion of financial services - enhance ability to expand through acquisitions

         - better compete with other financial institutions - facilitate future access to the capital markets

         Please review "Use of Proceeds" in the Prospectus for First Kansas Financial Corporation and the holding company's initial plans with respect to the capital to be raised in the Conversion.

         There are certain risks in investing in First Kansas Financial Corporation common stock. An offer is made only by a prospectus accompanied by a stock order form and certification. Please review the prospectus prior to making an investment decision, particularly the section entitled "Risk Factors".


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Questions and Answers Brochure
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Page 4


4.       WILL THE CONVERSION HAVE ANY EFFECT ON MY SAVINGS OR LOAN ACCOUNT?

         No. The Conversion will not affect the general terms of your savings account which will continue to be insured by the Federal Deposit Insurance Corporation (FDIC) to the maximum legal limit. Your savings account is not being converted to stock. The obligations of borrowers under their loan agreements will not be affected.

5.       HOW DO I BENEFIT FROM THE CONVERSION?

         Eligible depositors and borrowers will be given the opportunity to subscribe or place an order to purchase stock in First Kansas Financial Corporation and thereby participate in any gain in the value of the shares and future dividend payments, if any. Furthermore, the additional capital will enable First Kansas Federal Savings Association to provide expanded services to its customers and the community.


ABOUT PURCHASING STOCK
----------------------

6.       WHO MAY PURCHASE STOCK?

         First Kansas Financial Corporation is currently conducting a Subscription Offering. Persons listed below may have the opportunity to subscribe to purchase First Kansas Financial Corporation 's common stock during the Subscription Offering.

         - Eligible Account Holders. Persons who had a savings deposit of at least $50 at First Kansas Federal Savings Association on the Eligibility Record Date, September 30, 1996.

         - Tax Qualified Employee Plans of First Kansas Federal Savings Association.

         - Supplemental Eligible Account Holders. Persons who had a savings deposit of at least $50 on the Supplemental Eligibility Record Date, March 31, 1998.

         - Other Members. Depositors and borrowers as of the Voting Record Date, April 30, 1998.

         First  Kansas  Financial   Corporation   may,   depending  upon  market
         conditions and the availability of shares, offer stock to certain persons in a public offering.

Questions and Answers Brochure
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Page 5


7.       WHAT IS THE PRICE PER SHARE AND HOW MANY SHARES ARE BEING OFFERED?

         The aggregate value of First Kansas Financial Corporation stock has been determined by an independent, nationally recognized appraisal firm. The purchase price per share is $10.00. Up to 1,351,250 shares are being offered for sale (or up to 1,553,938 shares under certain conditions such as a change in market and financial conditions following commencement of the Offering).

8.       WILL EVERYONE PAY THE SAME PRICE FOR THE STOCK?

         Yes.  All   subscribers,   including   First  Kansas  Federal   Savings
         Association' Board of Directors and management, will pay the same price during the Offering.

9.       ARE DEPOSITORS OBLIGATED TO BUY STOCK?

         No.  But our depositors have a priority subscription right.

10.      HOW MUCH STOCK MAY I BUY IN THE SUBSCRIPTION OFFERING?

         The individual purchase limit is 15,000 shares. Individuals acting in concert or groups of persons may purchase up to 20,000 shares. The actual number of shares to be issued is expected to be between 998,750 and 1,351,250 (or up to 1,553,938 shares under certain conditions such as a change in market and financial conditions following commencement of the Offering).

11.      WHAT IS THE MINIMUM AMOUNT OF STOCK I MAY BUY?

         The minimum purchase limit is 25 shares.

12.      IS THE STOCK INSURED BY THE FDIC?

         No. Like any other common stock, First Kansas Financial Corporation stock will not be insured by the FDIC or any governmental agency.

13.      IN THE FUTURE, HOW MAY I PURCHASE MORE SHARES OR SELL MY
         SHARES?

         First Kansas Financial Corporation has applied to have the common stock quoted on the Nasdaq National Market System. No assurance can be given, however, that the First Kansas Financial Corporation's stock will be quoted on the Nasdaq or that an active and liquid market for the common stock will develop or that an investor will be able to resell the common stock at or above the purchase price after Conversion.


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Questions and Answers Brochure
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Page 6


14.      WILL THERE BE ANY DIVIDENDS?

         First Kansas Financial Corporation does not currently intend to pay dividends on its common stock. The declaration and payment of dividends are subject to, among other things, the financial conditions and results of operations of First Kansas Financial Corporation, First Kansas Federal Savings Association' compliance with its capital requirements, tax considerations, industry standards and other factors.

15. HOW DO I ORDER STOCK AND WHAT METHODS CAN BE USED FOR PAYMENT OF MY STOCK PURCHASES?

         Complete the stock order form and certification as instructed. Be sure to indicate the number of shares you wish to purchase and the total amount remitted (multiply the number of shares subscribed for by $10.00 per share.) Total payment for purchases in the Subscription Offering must accompany the order form and be received by First Kansas Federal Savings Association prior to 12:00 noon, Osawatomie, Kansas time, on________, 1998. The payment options for stock purchases are as follows:

         - Check or money order sent or delivered to any First Kansas Federal Savings Association branch or the Stock Information Center. If payment is made by check or money order, interest will be earned at the passbook rate until the Conversion is completed.

         - Withdrawal of funds from any existing account of First Kansas Federal Savings Association in an amount equal to the Purchase Price (which is $10.00 per share) times the number of shares ordered. Penalties for early withdrawal from an First Kansas Federal Savings Association account will be waived when purchasing stock in the Subscription Offering. Once authorization for withdrawal of funds has been made, the subscriber may not withdraw the designated amount unless the Plan of Conversion is terminated or as otherwise required by regulatory authorities. All funds maintained in savings accounts are insured by the FDIC up to legally applicable limits and will earn interest until completion of the Conversion.

         -    Orders of  $25,000  or more must be paid by First  Kansas  Federal
              Savings   Association   account   withdrawals,   certified  funds,
              cashier's check, or money orders.

         - IRA purchases. If you wish to purchase shares of First Kansas Financial Corporation stock for an IRA account, either at First Kansas Federal Savings Association or elsewhere, we may be able to accommodate you. Please contact the Stock Information Center as soon as possible at (913) 755-3350 so that we may assist you with the appropriate procedures for such a purchase. It is important that you contact us soon because making the IRA arrangements takes time.




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Questions and Answers Brochure
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Page 7


16.      MAY I CHANGE MY MIND?

         The stock order form you executed cannot be canceled or withdrawn. However, you may order additional shares by completing another stock order form, subject to the maximum purchase limitations.

17.      ARE MY SUBSCRIPTION RIGHTS TRANSFERABLE?

         No. No person may transfer or enter into any agreement to transfer his or her subscription rights issued under the Plan of Conversion, or the shares to be issued upon the exercise of such rights. Persons violating such prohibition will lose their right to purchase stock in the Conversion and may be subject to further government sanctions.


ABOUT MEMBERS' VOTING RIGHTS
----------------------------

18.      WHO IS ELIGIBLE TO VOTE ON THE PLAN OF CONVERSION?

         Depositors at the Voting Record Date of April 30, 1998 who continue to be depositors at the date of the Special Meeting are eligible to vote. Borrowers with loans outstanding through the Voting Record Date are also eligible to vote.

19.      HOW IS THE NUMBER OF VOTES DETERMINED?

         Each deposit account holder is entitled to cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all such account holder's deposit accounts on the Voting Record Date. The maximum number of votes per person is 1,000. Each borrower who has voting rights is entitled to cast one vote, in addition to any votes a borrower has as a depositor.

20. IF I VOTE FOR THE PLAN OF CONVERSION ON THE PROXY CARD, WILL I BE OBLIGATED TO PURCHASE First Kansas Financial Corporation STOCK?

         No. Signing the proxy card and voting for the Conversion in no way obligates you to purchase First Kansas Financial Corporation stock. All members are urged to vote for the Conversion. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PLAN OF CONVERSION AND RECOMMENDS MEMBERS VOTE "FOR" APPROVAL OF THE PLAN OF CONVERSION.

21.      WHAT HAPPENS IF I DON'T VOTE?

         Failing to vote could be equivalent to voting against the Plan of Conversion. YOUR VOTE IS EXTREMELY IMPORTANT! Please sign and mail your proxy card(s) now.


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Questions and Answers Brochure
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Page 8

22.      MAY I COME TO THE SPECIAL MEETING AND VOTE?

         Yes. However, every member is encouraged to send a proxy card(s) to First Kansas Federal Savings Association prior to the meeting even if the member plans to attend the special meeting. The proxy is revocable and can be changed by submitting a later dated proxy or by casting a ballot at the meeting.

23.      I RECEIVED MORE THAN ONE PROXY CARD.  CAN I VOTE THEM ALL?

         Yes. Please vote ALL the proxy cards you receive. You may have more than one account in different registrations. While some accounts have been consolidated, it is not permissible to consolidate all accounts.

24. IF A SAVINGS ACCOUNT IS IN JOINT NAME, MUST BOTH NAMES BE SIGNED ON THE PROXY CARD?

         No. Two or more signatures are required only when two or more signatures are needed to withdraw funds from the account.

25.      IF I DON'T BUY STOCK WILL I HAVE A VOTE AT FUTURE ANNUAL MEETINGS?

         No. After the Conversion, only stockholders will have voting rights. However, the operations of First Kansas Federal Savings Association and the general terms and balances of your deposit accounts and loans will remain unchanged.

26.      HOW MAY I GET MORE INFORMATION?

         We hope that these questions and answers, combined with the Prospectus and the Proxy Statement, will help you better understand the Conversion and the stock offering. You are urged to carefully review the Prospectus and Proxy Statement before making an investment or voting decision. If you desire further information, please contact the Stock Information Center at:

                            Telephone: (913) 755-3350

Questions and Answeres Brochure
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                                I M P O R T A N T
                            P R O X Y R E M I N D E R

                                [GRAPHIC OMITTED]







                       First Kansas Financial Corporation

YOUR VOTE ON First Kansas Federal Savings Association's STOCK CONVERSION IS VERY IMPORTANT.

VOTING FOR THE CONVERSION WILL NOT AFFECT THE INSURANCE OF YOUR DEPOSIT ACCOUNT. YOUR ACCOUNT WILL CONTINUE TO BE INSURED UP TO THE MAXIMUM LEGAL LIMIT BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AN AGENCY OF THE U.S. GOVERNMENT.

REMEMBER, VOTING FOR THE CONVERSION DOES NOT OBLIGATE YOU TO BUY ANY STOCK.

PLEASE ACT PROMPTLY! SIGN YOUR PROXY CARD(S) AND MAIL OR DELIVER THEM TO First Kansas Federal Savings Association TODAY. WE RECOMMEND THAT YOU VOTE FOR THE PLAN OF CONVERSION.

                                         THE BOARD OF DIRECTORS
                                         FIRST KANSAS FEDERAL
                                         SAVINGS ASSOCIATION

================================================================================
              If you have already mailed your proxy card(s), please
                  accept our thanks and disregard this request.

                      For Further Information, Please Call
                          The Stock Information Center

                                at (913) 755-3350

--------------------------------------------------------------------------------

THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------

        PLACARD/LOBBY POSTER FOR EACH BRANCH OFFICE - Approx. 2 1/2' X 4'




                                [GRAPHIC OMITTED]











            First Kansas Federal Savings Association is Going Public!



       You may now own a part of First Kansas Federal Savings Association by purchasing shares of stock
           in the holding company, First Kansas Financial Corporation


                          Please take a prospectus, and
                for further information about the stock offering
                      call the Stock Information Center at

                                 (913) 755-3350








--------------------------------------------------------------------------------

THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------

                             NEWSPAPER ADVERTISEMENT
                             -----------------------


                                    NEW ISSUE

                                [GRAPHIC OMITTED]








                       First Kansas Financial Corporation
                        the proposed holding company for
                    First Kansas Federal Savings Association
                                is going public!


                Up to 1,351,250 shares of Common Stock are being
                  offered at a Subscription Price of $10.00 per
                                     share.


                              For Information Call:
                            Stock Information Center

                            Telephone (913) 755-3350



                     or stop by the Stock Center located at
                                 600 Main Street
                            Osawatomie, Kansas 66064


The Subscription Offering period deadline is 12:00 Noon, Osawatomie, KS Time March ___, 1998.



--------------------------------------------------------------------------------
THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------

                                 YOU'RE INVITED

You are cordially invited to attend our Community Meeting where you will find out more about First Kansas Federal Savings Association and our stock offering including...

  o A presentation by senior management discussing First Kansas Federal Savings Association strategy and performance.

  o An explanation of First Kansas Federal Savings Association plan for converting to a stock form of ownership.

  o A question and answer period, followed by a reception where you can personally meet and talk with the officers and directors of First Kansas Savings.

There will be no sales pressure. You will receive First Kansas Financial Corporation stock offering materials, including a prospectus. It is up to you to decide if a stock purchase matches your investment objectives.

For more details on First Kansas Financial Association stock offering, attend this informative and convenient Community Meeting:

                           Location:
                           Date:
                           Time:


Seating is limited, so please call and reserve your seat. To make a reservation or to receive a prospectus, call (913) 755-3350.

                                                 Share Our Future.






--------------------------------------------------------------------------------
THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------

1.       Letter to Members and Friends (Closed Accounts)




May ___, 1998




Dear Members and Friends:

       The Board of Directors of First Kansas Federal Savings Association ("First Kansas, FSA") has adopted a plan to convert from a federally chartered mutual savings and loan association to a federally chartered stock savings Bank (the "Conversion"). As a stock company, First Kansas FSA will be structured under the same form of ownership used by most businesses and banks. This Conversion to stock ownership means First Kansas FSA will increase its capital and will enable First Kansas FSA to support future banking activities. The Conversion will not affect your deposit accounts or loans with First Kansas FSA or existing FDIC insurance coverage for your deposit accounts.

       As part of the Conversion, First Kansas FSA has formed a holding company, First Kansas Financial Corporation will own all of the common stock of First Kansas FSA. First Kansas Financial Corporation is offering up to 1,351,250 shares of its common stock to customers of First Kansas FSA at a subscription price of $10.00 per share. As a depositor on either September 30, 1996, March 30, 1998, or April 30, 1998, or, as a borrower, you have a preferential right to subscribe to purchase the stock of First Kansas Financial Corporation during the Subscription Offering without paying a fee or commission. For your convenience this packet includes the following material:

       o PROSPECTUS containing detailed information about First Kansas FSA and the stock offering. Please read the Prospectus carefully before making your investment decision.

       o BROCHURE which answers questions about the Conversion and stock offering.

       o STOCK ORDER FORM and CERTIFICATION to be completed in order to purchase shares of First Kansas Financial Corporation stock. Payment by check or written authorization to withdraw from a specified First Kansas FSA account must accompany each order form and certification. Orders of $25,000 or more must be paid by Amsterdam Federal account withdrawals, certified funds, cashier's check, or money order. Order forms must be received by First Kansas FSA no later than 12:00 noon, Osawatomie, Kansas time on _________, 1998.

       If you would like to purchase First Kansas Financial Corporation stock in your IRA account, using IRA funds, we may be able to accommodate you. Please contact the Stock Center as soon as possible at (913) 755-3350.

Letter to Members and Friends
Page 2


       If you are a current member of First Kansas FSA, you will also find enclosed a proxy statement and proxy card(s). On behalf of the Board, we ask that you help First Kansas FSA take this important step by signing the enclosed proxy card(s), casting your vote in favor of the Plan of Conversion. Your vote is very important! Please mail your proxy card(s) today in the enclosed postage paid return envelope.

       We believe it is in the best interest of First Kansas FSA to have our customers and members of the communities we serve as our stockholders. We encourage you to review this investment opportunity carefully. If you have any questions, please call the Stock Center at (913) 755-3350.

Sincerely,



Larry V. Bailey
President and Chief
   Executive Officer

Enclosures















--------------------------------------------------------------------------------
THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A
STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
--------------------------------------------------------------------------------

2. Letter for branch packages, Stock Center, non-members.





May ___, 1998





Dear Prospective Investor:

       First  Kansas  Federal  Savings   Association  ("First  Kansas  FSA")  is
converting from a federal mutual savings and loan association to a federal stock savings bank (the "Conversion").

       As part of the Conversion, First Kansas FSA has formed a holding company, First Kansas Financial Corporation which will own all of the common stock of First Kansas FSA. First Kansas Financial Corporation is offering to customers of First Kansas FSA up to 1,351,250 shares of its common stock at a purchase price of $10.00 per share. Even if you are not currently a member of First Kansas FSA, you may have the opportunity to purchase shares without paying a fee or commission. Members have priority rights to purchase shares in the Subscription Offering and no assurance can be given that your order will be filled.

       For your convenience, enclosed are the following materials:


          o PROSPECTUS containing detailed information about First Kansas FSA and the stock offering. Please read the prospectus carefully before making your investment decision.

          o STOCK ORDER FORM and CERTIFICATION to be completed in order to purchase shares of First Kansas Financial Corporation stock. Payment by check or written authorization to withdraw from a specified First Kansas FSA account must accompany each order form and certification. Orders of $25,000 or more must be paid by First Kansas FSA account withdrawals, certified funds, cashier's check or money orders. If you are interested in purchasing shares of First Kansas Financial Corporation stock, your completed stock order form and certification along with payment must be received by First Kansas FSA by no later than 12:00 noon, Osawatomie, Kansas time on ________, 1998.


       We encourage you to review this investment opportunity carefully. If you have any questions, please call our Stock Center at (913) 755-3350.

Letter for Branch Packages, Stock Center, non-members
Page 2



         We are pleased to offer you this opportunity to invest in First Kansas Financial Corporation

Sincerely,



Larry V. Bailey
President and Chief
   Executive Officer

Enclosures






















--------------------------------------------------------------------------------
THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES. THE OFFER IS MADE ONLY BY THE PROSPECTUS ACCOMPANIED BY A
STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED
--------------------------------------------------------------------------------

3.     Capital Resources Cover Letter to Blue Sky States





                                                                   May  __, 1998




To Depositors and Friends of First Kansas Federal Savings Association:

         Capital Resources, Inc. is an NASD member broker/dealer assisting First Kansas FSA Savings and Loan Association ("First Kansas FSA") in its conversion from a mutual to a stock organization.

       At the request of First Kansas FSA and First Kansas Financial Corporation, the proposed parent holding company of First Kansas FSA, we enclose certain materials regarding the sale and issuance of common stock in connection with the conversion of First Kansas FSA. These materials include a prospectus which offers you the opportunity to subscribe to purchase shares of common stock of First Kansas Financial Corporation

       We have been asked to forward these documents to you in view of certain requirements of the securities laws of your state. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed materials. If you have any questions, please contact us at the Stock Center at (913) 755-3350.

                                                   Very truly yours,



                                                   Capital Resources, Inc.

Enclosures
BD


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THIS  LETTER IS NEITHER AN OFFER TO SELL NOR A  SOLICITATION  OF AN OFFER TO BUY
THESE  SECURITIES.  THE OFFER IS MADE ONLY BY THE  PROSPECTUS  ACCOMPANIED  BY A
STOCK ORDER FORM AND CERTIFICATION, COPIES OF WHICH MAY BE OBTAINED BY CONTACTING THE STOCK CENTER. THE COMMON STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.
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